Exhibit 99.2

Balanced Health Botanicals, LLC

Consolidated Financial Statements

Six Months Ended June 30, 2021

Balanced Health Botanicals, LLC

Index to Consolidated Financial Statements

Consolidated Financial Statements	Page
Consolidated Balance Sheet as of June 30, 2021	2
Consolidated Statement of Operations for the six months ended June 30, 2021	3
Consolidated Statement of Comprehensive Income for the six months ended June 30, 2021	4
Consolidated Statement of Members’ Equity for the six months ended June 30, 2021	8
Consolidated Statement of Cash Flows for the six months ended June 30, 2021	6
Notes to Consolidated Financial Statements	7

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED BALANCE SHEET

(In thousands of dollars, except unit data)

June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$ 5,224
Restricted cash	250
Accounts receivable, net	748
Inventory	1,918
Prepaid expenses and other	686
Total current assets	8,826

Property & equipment, net	1,356
Intangible assets, net	813
Other assets	353
Total assets	$ 11,348

Liabilities and members' equity
Current liabilities:
Accounts payable	$ 591
Accrued expenses and other	6,419
Current portion of notes payable, net	7,616
Deferred revenue	235
Total current liabilities	14,861

Notes payable, net	2,062
Other long-term liabilities	441
Total liabilities	17,364

Commitments and contingencies (Note 12)

Members’ equity
Members’ equity: 13,754,940 and 15,151,515 units issued and outstanding as of June 30, 2021, respectively	(5,972)
Accumulated other comprehensive loss	(44)
Total members’ equity	(6,016)

Total liabilities and members’ equity	$ 11,348

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands of dollars)

Six months ending
June 30, 2021
Net sales	$ 15,418
Cost of goods sold	5,332
Gross profit	10,086

Sales, general and administrative	8,076
Operating income	2,010

Interest expense	676
Other income, net	(1,374)

Net income	$ 2,708

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands of dollars)

Six months ending
June 30, 2021
Net income	$ 2,708
Other comprehensive loss:
Foreign currency translation adjustment	(17)
Comprehensive income	$ 2,691

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

(In thousands of dollars)

	Members’ equity	Accumulated other comprehensive loss	Noncontrolling interest	Total members’ equity
Balance - December 31, 2020	(8,690)	(27)	-	(8,717)
Foreign currency translation adjustment	-	(17)	-	(17)
Net income	2,708	-	-	2,708
Balance – June 30, 2021	$ (5,982)	$ (44)	$ -	$ (6,026)

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands of dollars)

Six months ending June 30, 2021
Operating activities:
Net income	$ 2,708

Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	501
Bad debt expense	9
Interest expense	676
Deferred financing fees	13
Gain on extinguishment of debt	(1,375)
Changes in operating assets and liabilities:
Accounts receivable	(251)
Inventory	1,260
Prepaid expenses and other current assets	134
Other assets	(62)
Accounts payable	(810)
Accrued expenses and other	(169)
Deferred revenue	(50)
Other liabilities	5
Cash used in operating activities	2,589

Investing activities:
Purchase of software	(14)
Cash used in investing activities	(14)

Financing Activities:
Proceeds from borrowings	1,709
Repayment of notes payable	(405)
Interest paid on borrowings	(326)
Cash provided by financing activities	978
Effect of exchange rate changes on cash and cash equivalents	(8)
Net increase in cash, cash equivalents and restricted cash	3,545
Cash, cash equivalents and restricted cash, beginning of year	1,929
Cash, cash equivalents and restricted cash, end of year	$ 5,474

Supplemental cash flow disclosures:
Interest paid	$ 326

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

1.	ORGANIZATION

Balanced Health Botanicals, LLC (“Balanced Health Botanicals”, “BHB”, “We”, or the “Company”), is a Colorado limited liability company formed on September 26, 2016, under the name ELS Universal, LLC. Effective January 4, 2019, the Company changed the name to Balanced Health Botanicals, LLC.   On February 22, 2019, the Company increased its ownership in Bota Holdings, LLC from 51% to a wholly owned subsidiary. On August 30, 2019, the Company incorporated Balanced Health Botanicals International Limited, an Ireland entity, as a wholly owned subsidiary. On April 6, 2020, the Company incorporated Balanced Health Botanicals UK, LTD, a United Kingdom entity, as a wholly owned subsidiary.

The Company is headquartered in Denver, Colorado, and manufactures and distributes hemp derived Cannabidiol (CBD) products within the United States and Europe under its CBDistillery™ and BOTA™ brands.  The Company’s current product lines include tinctures, ingestible products, topicals, and pet products.  The Company’s products are distributed through its eCommerce website, third party eCommerce websites, wholesalers, and various retailers.

Profits and losses are allocated to the members based on their ownership interests in accordance with the operating agreement. No member or manager shall be individually liable under judgment, decree or order of any court, or in any other matter, for debt, obligation or liability of the Company.  The term of the Company is perpetual unless and until the Company is dissolved pursuant to applicable law.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts of Balanced Health Botanicals and its subsidiaries, CBDistillery, LLC, Bota Holdings, LLC, Balanced Health Botanicals International, Ltd, and Balanced Health Botanicals UK, LTD. Intercompany balances and transactions are eliminated in preparation of the consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates. Key estimates for the Company’s financial statements include valuation of inventory and assumptions related to deferred revenue and revenue recognition related to the Company’s loyalty program.

Segments

The Company currently operates one segment engaged in the sale of hemp derived Cannabidiol (CBD) products.  Information regarding revenues and operations for this segment is utilized on a regular basis by our chief operating decision maker ("CODM") to evaluate performance. Our Chief Executive Officer has been identified as the CODM.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. The Company had a $5,202 uninsured balance as of June 30, 2021.

Concentration of credit risk with respect to receivables is principally limited to receivables from credit card processors. As of June 30, 2021, a receivable balance of $378 was due from two credit card processors. Management considers these customer receivables to represent normal business risk. The Company did not have any customers that represented a significant amount of our sales for the six months ending June 30, 2021.

The restricted cash on the consolidated balance sheets relates to arrangements with the same credit card processors.

The Company purchases its inventory from various vendors.  For the six months ending June 30, 2021, approximately 53% of the Company's purchases were made from 3 vendors.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

Fair Value Measurements

Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The accounting guidance establishes a three-level hierarchy for disclosure that is based on the extent and level of judgement used to estimate the fair value of assets and liabilities.

•	Level 1 – uses unadjusted quoted prices that are available in active markets for identical assets or liabilities.

•

Level 2 – uses inputs other than quoted prices included in Level 1 that are either directly or indirectly observable through correlation with market data.  These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs to valuation models or other pricing methodologies that do not require significant judgement because the inputs used in the model, such as interest rates and volatility, can be corroborated by readily observable market data.

•

Level 3 – used one or more significant inputs that are unobservable and supported by little or no market activity, and that reflect the use of significant management judgement.  Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, and significant management judgement or estimation.

The carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates their fair value due to their short maturity. The carrying amount of notes payable approximates fair value because stated or implied interest rates approximate current interest rates that are available for debt with similar terms.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. As of June 30, 2021, the Company did not hold any cash equivalents.

Restricted Cash

The Company has restricted cash with contracted credit card processors where the current arrangement provides those credit card processors the right to withhold a cash reserve balance from the Company’s credit card receipt transactions that is generally based off a percentage of sales. The Company had restricted cash of $250 as of June 30, 2021. The amount is classified as current as they are reasonably expected to be realized as an unrestricted asset within the next 12 months.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows.

As of June 30, 2021
Cash and cash equivalents	$ 5,224
Restricted cash	250
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows	$ 5,474

Accounts Receivable and Allowance for Doubtful Accounts

Generally, the Company requires payment prior to shipment of its products to customers. However, in certain circumstances, the Company extends credit to various wholesalers and retailers. Accounts receivable consists of receivables from credit card processors that are related to payments from customers and trade accounts arising in the normal course of business. The Company considers any receivables outstanding greater than 90 days to be delinquent. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts.

Management has determined the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of June 30, 2021, the Company’s allowance for doubtful accounts related to accounts receivable was $79. Bad debt expense for the six months ending June 30, 2021 was $9.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Cost includes all expenses directly attributable to procurement of raw materials and finished goods, manufacturing of finished goods and suitable portions of related production overheads, based on normal operating capacity. Cost is determined by use of the first-in, first-out method.

The Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance or repairs are charged to expense as incurred.  Depreciation is provided on a straight-line basis over the assets estimated useful lives, and leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the remaining life of the related lease.  Estimated useful lives for property and equipment are as follows:

Machinery and Equipment5-10 years

Furnitures and Fixtures5-7 years

Leasehold ImprovementsShorter of lease life or estimated useful life

Upon sale or disposition, the historical asset cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized.

Impairment of Long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. As of June 30, 2021, the Company determined there were no impairments of long-lived assets.

Intangible Assets, net

The Company’s intangible assets consists of software and a trademark.  Software is stated at cost less accumulated amortization.  The Company’s trademark is determined to have an indefinite life and therefore not subject to amortization.  The Company evaluates the carrying value of intangible assets annually during the fourth quarter and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the asset below its carrying amount. Such circumstances could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. If the fair value of the intangible asset is less than its carrying amount, an impairment loss is recognized in an amount equal to the difference. Estimated useful lives for intangible assets are as follows:

Software3-5 years

TrademarksIndefinite

No impairments were identified during the six months ending June 30, 2021.

Revenue Recognition

The Company records revenue from the sales of its products when control passes to the customer, which is when the performance obligation has been satisfied.  Net sales are comprised of gross revenues less estimated product returns, trade promotional programs, consumer incentives, and allowances and discounts used to incentivize sales growth and build brand awareness.  These incentive costs are recognized at the date on which the Company recognizes the related revenue. The Company accepts returns for goods that do not meet the customer’s expectations, are unopened and within seven days of receipt, and accrues for an estimated level of returns.  Shipping fees charged to customers are included in sales and totaled $513 for the six months ending June 30, 2021. Taxes collected from customers that are remitted to governmental agencies are accounted for on a net basis and not included as revenue.

Additionally, the Company offers a loyalty program in which direct-to-consumer customers who elect to enroll in the program can earn loyalty points which are primarily earned through spend-based activities.  Loyalty members earn one point for every dollar spent, with a stated value of

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

$0.10 per point.  Points cannot be redeemed for cash.  The Company recognizes revenue for the redeemed points upon delivery of the free or discounted product purchased.  The Company also estimates points expected to never be redeemed (“estimated breakage”) based on historical experience and expectations of future loyalty member’s behavior.

 Disaggregated Revenue

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer ecommerce website, and wholesale and retail business-to-business customers.  We believe that these categories appropriately reflect how the nature, amount, timing and uncertainty of revenue and cash flows are impacted by economic factors.

A description of our principal revenue generating activities are as follows:

-

Direct-to-consumer product sales – products sold through our online channel. Revenue is recognized when control of the purchased goods is transferred to the customer, which occurs upon delivery, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. Payment is due prior to the date of shipment.

-

Business-to-business product sales – products sold to our wholesale and retail customers for subsequent resale. Revenue is recognized when control of the goods is transferred to the customer, in accordance with the terms of the applicable agreement. Payment terms vary and can typically be 30 days from the date control over the product is transferred to the customer.

The following table represents a disaggregation of revenue by sales channel:

Six months ending June 30, 2021
Direct-to-consumer	$ 13,652
Business-to-business	1,766
Net sales	$ 15,418

The Company recognizes revenues following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

 Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. The Company has reviewed its various revenue streams for its existing contracts under the five-step approach. Direct-to-consumer product sales for non-loyalty members and business-to-business product sales contain a single performance obligation of the Company, the delivery of the underlying purchased goods.  Direct-to-consumer product sales for loyalty members include multiple performance obligations: (i) the delivery of the underlying purchased goods, and (ii) the promise to provide a free or discounted product upon future redemption.

Allocation of Transaction Price

Direct-to-consumer product sales for loyalty members contain two distinct performance obligations for which the Company allocates the transaction price based on the relative stand-alone value of each performance obligation, such that both revenue related to the delivery of the underlying purchased goods and deferred revenue for loyalty points issued to the customer are recognized based on the allocated consideration of value, after giving consideration to loyalty point breakage.  The loyalty liability represents a performance obligation to provide goods for free or at a discount to loyalty members in exchange for the redemption of points earned from past activities.

Contract Balances

Contract balances as a result of transactions with customers primarily consist of receivables included in accounts receivable, net, and deferred revenue in the Company's consolidated balance sheets.  Deferred revenue consists of cash received prior to transfer of control of goods to a customer, as well as the liability for loyalty points.  The beginning and ending balances for accounts receivable and deferred revenues were as follows for the six months ending June 30, 2021:

Six months ending June 30, 2021
Accounts receivable, net	$ 370
Deferred revenues	$ 235

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

Cost of Sales

The Company’s cost of sales includes costs associated with procurement, distribution, fulfillment and labor expense, manufacturing overhead, third-party providers, inbound and outbound freight and inventory cost adjustments to recognize inventory at their net realizable value. These expenses are reflected in the Company’s consolidated statements of operations when the product is sold and revenues are recognized or, in the case of inventory write-downs, when circumstances indicate that the carrying value of inventories is in excess of their net realizable value.

Compensation and Benefits

Compensation and benefits are presented within cost of goods sold, sales and marketing, and general and administrative in the consolidated statements of operations, based on the function of the employee or contractor.  The Company records compensation and benefits expense for all cash compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology, human resources, and project management activities. The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary, are determined on an individual basis and are limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain matching contributions to the 401(k) plan. The Company did not make any matching contributions during the six months ending June 30, 2021.

Advertising

Advertising costs are presented within sales and marketing in the consolidated statement of operations.  The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes the continual investment in advertising is critical to the development and sale of its CBDistillery™ and BOTA™ branded products. Advertising costs of $1,306 were expensed as incurred during the nine months ending June 30, 2021.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers.  The Company collects the sales tax from customers and remits the entire amount to each respective state.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Income Taxes

As a limited liability corporation, the Company’s taxable income or loss is allocated to the members in proportion to their respective ownership percentages.  Accordingly, there is no provision for federal income taxes in the accompanying consolidated financial statements.

Cumulative Translation Adjustment

The reporting currency of the Company is the U.S. dollar.  The functional currency of our foreign operation is the applicable local currency for the foreign subsidiary.  Assets and liabilities of the foreign subsidiary (including intercompany balance for which settlement is not anticipated in the foreseeable future) are translated at the spot rate in effect at the applicable reporting date.  The amounts reported in our consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as a component of other comprehensive earnings in our consolidated statements of comprehensive income.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Indirect tax contingencies related to historical sales tax collection that are both probable and reasonably estimable total $1,586 as of June 30, 2021, and are recorded in accrued expenses and other on the consolidated balance sheet.

Legal fees and related litigation costs are expensed as incurred.

Recent Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40). This Update addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This Update is effective for fiscal years beginning after December 15, 2020, and interim periods in annual periods beginning after December 15, 2021. The amendments in this Update can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the impact of this new standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 was effective for fiscal years beginning after December 15, 2019, and interim periods beginning after December 15, 2020. In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), to delay the adoption date for ASU 2016-02. ASU 2016-02 is now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is still permitted. The Company is currently in the process of evaluating the impact of this new standard.

3.	INVENTORY

Inventory as of June 30, 2021 was comprised of the following:

June 30, 2021
Raw materials	$ 683
Finished goods	1,331
Work in process	404
Inventory reserve	(500)
Inventory, net	$ 1,918

4.	PROPERTY & EQUIPMENT, NET

Property and equipment, net, as of June 30, 2021 were as follows:

June 30, 2021
Leasehold improvements	$ 963
Machinery and equipment	785
Furniture and fixtures	728
2,476
Less: accumulated depreciation	(1,120)
Property and equipment, net	$ 1,356

Depreciation expense for the nine months ending June 30, 2021 was $325.

5.	INTANGIBLES ASSETS, NET

Intangible assets, net, as of June 30, 2021 were as follows:

June 30, 2021
Software	$ 1,066
Trademarks	144
1,210
Less: accumulated amortization	(397)
Intangible assets, net	$ 813

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

Amortization expense for the six months ending June 30, 2021 was $177. Amortization expense on intangibles assets after June 30, 2021 is as follows:

Remainder of 2021	$ 178
2022	357
2023	134
2024	-
2025 and thereafter	-
$ 669

6.	ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of June 30, 2021 were as follows:

June 30, 2021
Sales tax reserve	1,586
Interest payable	1,463
Compensation related	370
Other accrued liabilities	696
Accrued expenses and other	$ 4,115

7.	DEFERRED REVENUE

Deferred revenue as of June 30, 2021 was as follows:

June 30, 2021
Loyalty deferred revenue	$ 2,304
Deferred revenue	235
Deferred revenue	$ 2,539

8.	NOTES PAYABLE

The Company’s notes payable, net as of June 30, 2021 were as follows:

June 30, 2021
Convertible note payable	$ 5,000
Secured notes payable, net	4,678
9,678
Current portion of notes payable, net	7,616
Notes payable, net	$ 2,062

Convertible Note Payable

In January 2019, the Company issued the Convertible Note Payable for a notional amount of $5,000 to TTCP Executive Fund. The Convertible Note Payable bears interest at a rate of 10.0% per annum with an original maturity date of January 2020 and an option to extend the maturity for 90 days.  The Convertible Note Payable represents an unsecured obligation of the Company and shall be paid prior to any payments in full of any senior indebtedness incurred by the Company.  Pursuant to the terms of the agreement, the outstanding principal and accrued interest are mandatorily redeemable in the event any qualified financing event occurs, in which the Company issues preferred equity securities, on or before the maturity date with total proceeds to the Company of at least $20,000, at a conversion price equal to 80% of the lowest price per preferred equity security issued.  Additionally, the outstanding principal and accrued interest was mandatorily redeemable in the event an acquisition transaction occurred on or before the maturity date, at a conversion price equal to 80% of the lower of $350,000 or the enterprise value of the Company ascribed to such acquisition transaction.  In the event that the Company closed a transaction or series of transactions in which the Company sold any equity securities, including, but not limited to, preferred equity securities, on or before the maturity date, and such financing did not constitute a qualified financing event, TTCP Executive Fund had the option to convert all of the outstanding principal and accrued interest at a conversion price equal to 80% of the lowest price per equity security issued.  If neither a qualified financing event nor an acquisition transaction has been consummated by the maturity date, TTCP Executive Fund has the option to convert all or a portion of the outstanding

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

principal and accrued interest into equity securities at a conversion price equal to a) the price per common unit of the Company based on the Company’s first completed valuation determination under Section 409A of the Internal Revenue Code of 1986, as amended, or b) if no such 409A valuation has been completed by the Company at or near the date of the note, the price per equity security shall be based on a valuation of the Company equal to $200,000,000, and the outstanding balance of the note shall be the greater of a) the then outstanding principal amount plus a premium amount, as provided for in the agreement, or b) the then outstanding principal amount plus all accrued interest thereon.

Secured Notes Payable

In November 2019, the Company entered a loan arrangement for $2,000.  The note bears interest at a rate of 19.0% per annum, matures March 2024 and is secured by inventory. Principal and interest payments of $60 are due monthly. In connection with the loan arrangement, the Company incurred $60,000 in debt issuance costs.

In December 2019, the Company entered a loan arrangement for $500.  The note bears interest at a rate of 19.0% per annum, matures April 2024, and is secured by inventory.  Principal and interest payments of $15 are due monthly.  In connection with the loan arrangement, the Company incurred $15 in debt issuance costs.

In January 2020, the Company entered a loan arrangement for $1,500.  The note bears interest at a rate of 19.0% per annum, matures April 2024 and is secured by inventory.  Principal and interest payments of $45 are due monthly. In connection with the loan arrangement, the Company incurred $45 in debt issuance costs.

   Paycheck Protection Program

On May 6, 2020, the Company signed a Paycheck Protection Program Promissory Note and Agreement (“PPP Note”) for $1,375. The loan was established under the terms and conditions of the SBA program of the United States Small Business Administration and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (“US SBA Program”), and expires on May 6, 2022, with monthly repayments of $77 commencing on December, 2020. In June 2021, the loan was forgiven, and the Company recognized a gain on forgiveness of debt of $1,375 which is included in the consolidated statement of operations as other income.

On January 26, 2021, the Company signed a second PPP Note established under the terms and conditions of the US SBA Program for $1,709 with an expiration date of January 26, 2026, and monthly repayments of $32 commencing on August 26, 2021.

Minimum principal payments on notes payable after June 30, 2021 are as follows:

Remainder of 2021	$ 7,141
2022	1,000
2023	1,214
2024	323
2025 and thereafter	-
$ 9,678

9.	MEMBERS’ EQUITY

The Company has authorized one class of units, Common Units.  As of June 30, 2021 the Company had 13,754,940 units outstanding.

10.	RELATED PARTY TRANSACTIONS

For the nine months ended June 30, 2021, the Company recognized expenses related to marketing services provided by Parcon Media of $176, which are included in sales and marketing on the consolidate statement of operation.  Parcon Media is an affiliate of a member of the Company.  As of June 30, 2021, accounts payable outstanding are $47 and are included in accounts payable on the consolidated balance sheet.

11.	COMMITMENTS AND CONTINGENCIES

The Company has entered operating leases primarily for real estate. These leases are for the Company's operations, production, warehouse, sales, marketing and back office functions and have terms which range from 2 to 10 years. Certain leases are subject to renewal at the option of the Company.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of dollars unless otherwise noted)

The future minimum payments under non-cancelable operating leases with initial remaining terms in excess of one year as of June 30, 2021, are as follows:

Operating Lease Commitment
2021	$ 516
2022	1,046
2023	1,030
2024	874
2025 and thereafter	4,802
$ 8,279

The Company incurred rent expense of $527 for the six months ending June 30, 2021.